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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of
Urohealth Systems, Inc. (Form S-8, No. 333-            ) for the registration
of 166,016 shares of its Common Stock of our reports dated June 4, 1996, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP

Orange County, California
April 30, 1997